SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                         ROFIN-SINAR TECHNOLOGIES INC.
           --------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


           --------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transactions applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ------------------------------------------
       2)   Form Schedule or Registration Statement No.:
                                                        ---------------------
       3)   Filing Party:
                         ----------------------------------------------------
       4)   Date Filed:
                       ------------------------------------------------------

PETER WIRTH
      Chairman of the Board,
      President and
      Chief Executive Officer                    January 28, 2003


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders that will be held on Thursday, March 20, 2003, at 10:00 a.m., local time, at the Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282.

The enclosed notice and proxy statement contain details concerning the business to be acted upon at the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of two directors to serve until the 2006 Annual Meeting of Stockholders, and "FOR" the ratification of KPMG LLP as independent public auditors of the Company. Please sign and return your proxy card in the enclosed postage-paid envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                                Sincerely,


                                                /s/  Peter Wirth
                                                 --------------------
                                                Peter Wirth

                           [ROFIN-SINAR TECHNOLOGIES LOGO]





                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS
OF ROFIN-SINAR TECHNOLOGIES INC.


The Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. will be held at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, on Thursday, March 20, 2003, at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors to serve for a three-year term until the 2006 Annual Meeting of Stockholders;

     2. To appoint KPMG LLP as independent auditors for the Company for the fiscal year ended September 30, 2003;

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders of record at the close of business on January 24, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                   By Order of the Board of Directors

                                     /S/  Cindy Denis
                                    ----------------------------
                                    Cindy Denis
                                    Secretary

Plymouth, Michigan
January 28, 2003



EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                        ROFIN-SINAR TECHNOLOGIES INC.
                            40984 CONCEPT DRIVE
                        PLYMOUTH, MICHIGAN  48170

                  --------------------------------------
                             PROXY STATEMENT
                  --------------------------------------

                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MARCH 20, 2003
                  --------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, on March 20, 2003 at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to the stockholders is January 29, 2003.

Only holders of record of shares of Common Stock of the Company at the close of business on January 24, 2003 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. As of the close of business on the Record Date, there were 11,556,600 shares of Common Stock of the Company outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Cindy Denis) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of directors nominated to serve until the 2006 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director, and FOR the proposal to ratify the appointment of auditors. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

This solicitation is being made by the Board of Directors of the Company and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Annual Meeting, the Company intends to utilize the services of a proxy solicitor as well as the services of officers and regular employees of the Company to solicit the return of proxies by mail, telephone, telegram, telex and personal interview. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation.

                                  PROPOSAL ONE:
                             ELECTION OF DIRECTORS

Board of Directors

Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with staggered three-year terms, and not more than one class of directors being elected at any Annual Meeting of the Stockholders. Under the By-Laws of the Company, the number of directors of the Company has been set at six since the time the Company conducted its initial public offering.

Gunther Braun and Ralph E. Reins, the two Class I directors whose terms will expire at the Annual Meeting, have been nominated by the Board of Directors to stand for re-election as Class I directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors knows of no reason why either nominee will be unable or unwilling to serve as a nominee or director if elected.

Certain information concerning Gunther Braun and Ralph E. Reins is furnished below:

      Gunther Braun has been Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer, as well as a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

      Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. He is Chairman, and was Chief Executive Officer until July 1, 2002, of Qualitor Inc. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins was a Director of Weirton Steel until December 12, 2002, and is a member of the Society of Automotive Engineers.

The two nominees receiving the highest number of affirmative votes will be elected as Class I directors of the Company.

Recommendation of the Board of Directors Concerning the Election of Directors

The Board of Directors of the Company recommends a vote FOR Gunther Braun and Ralph E. Reins as Class I directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy.






             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
        FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING:



            Name                  Age             Director Since
       --------------------      -----           ----------------

        Gunther Braun             45                   1996
        Ralph E. Reins (A) (B)    62                   1996



            DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING:


            Name                  Age             Director Since
       --------------------      -----           ----------------

        Peter Wirth               56                   1996
        William R. Hoover (A) (B) 73                   1996



            DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING:


            Name                  Age             Director Since
       --------------------      -----           ----------------

        Carl F. Baasel            61                   2000
        Gary K. Willis (A)        57                   1996




________________________________________
(A) Member of the Audit Committee
(B) Member of the Compensation Committee

                   DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's directors and executive officers.

Name                      Age        Title
 -------------------     -----      ---------------------------------------
Peter Wirth               56         Chairman of the Board of Directors,
                                     Chief Executive Officer and President

Gunther Braun             45         Executive Vice President, Finance and
                                     Administration, Chief Financial Officer,
                                     Treasurer and Director

Walter Volkmar            59         General Manager, Rofin-Sinar Laser GmbH
                                     ("RSL")Marking Division

Louis Molnar              49         President, Rofin-Sinar Inc. ("RSI")

Carl F. Baasel            61         Director and Managing Director of Carl
                                     Baasel Lasertechnik GmbH & Co. KG

William R. Hoover         73         Director

Ralph E. Reins            62         Director

Gary K. Willis            57         Director



Business Experience

Peter Wirth has been Chairman of the Board of Directors and Chief Executive Officer and President of the Company since September 1996. He has also served as General Manager of RSL since October 1994. From 1991 until October 1994, Dr. Wirth was President of RSI. He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D in Physics from the Technical University in Munich, Germany.

Gunther Braun has been Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer, as well as a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

Walter Volkmar has been Manager of the Marking Division of RSL since 1994.
He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Dr. Volkmar holds Master's Degrees in Mechanical Engineering and Business Administration from the Technical University in Darmstadt, and a Ph.D. in Economics and Trade from the University of Parma in Italy.

Louis Molnar has been President of Rofin-Sinar Inc., Plymouth, Michigan, USA ("RSI") since August 2000. Mr. Molnar served as President and Chief Operational Officer of GALCO Industrial Electronics, a company offering electrical and electronic control products, from July 1997 until August 2000. Prior to this, Mr. Molnar served as Director for FANUC Robotics, where he was responsible for the entire business infrastructure and operations, as well as all engineering functions for the Automotive Components and General Industries markets. Mr. Molnar holds a Bachelor of Science Degree in Electrical Engineering from Oakland University and a Master's Degree in Business Administration from Michigan State University.

Carl F. Baasel became a member of the Company's Board of Directors in October 2000, following its acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a Company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001 when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". Since September 2001, he serves as Managing Director of this limited partnership, which is a majority owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich.

William R. Hoover has been a member of the Company's Board of Directors since September 1996. He is the Chairman of the Executive Committee of Computer Sciences Corporation, a provider of information technology consulting, systems integration and outsourcing to industry and government, and Chairman of the Board of that company from November 1972 to March 1997. He has been a consultant to that company since March 1995; prior to that, he was its President from November 1969 to March 1995 and its Chief Executive Officer from November 1972 until March 1995. Mr. Hoover serves as Director on the Board of Computer Sciences Corporation.

Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. He is Chairman, and was Chief Executive Officer until July 1, 2002, of Qualitor Inc. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins was a Director at Weirton Steel until December 12, 2002, and is a member of the Society of Automotive Engineers.

Gary K. Willis has been a member of the Company's Board of Directors since September 1996. Mr. Willis recently retired from Zygo Corporation, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Benthos Corporation, Hpower Corporation, and Middlesex Health Services, Inc. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnical Institute.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms, the absence of a Form 3, Form 4 or Form 5 or written representations that no Form 4's or 5's were required, the Company believes that, with respect to the fiscal year ended September 30, 2002, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                       COMMITTEES OF THE BOARD OF DIRECTORS;
                      MEETINGS AND COMPENSATION OF DIRECTORS

During the fiscal year ended September 30, 2002, the Board of Directors held five regular meetings. The Board currently has an Audit Committee and a Compensation Committee. It has no nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid in connection with, reviewing the adequacy and effectiveness of the accounting and internal financial controls of the Company with the independent auditors and the Company's financial and accounting staff, reviewing and approving transactions between the Company and its directors, officers and affiliates, considering whether the provision by the external auditors of services related to the annual audit and quarterly reviews is consistent with maintaining the auditors' independence, and reviewing annually the adequacy of the Audit Committee Charter. The Board of Directors has adopted a written Charter for the Audit Committee. During fiscal year 2002, the members of the Audit Committee were Mr. Reins, Mr. Willis, and Mr. Hoover (who is the Chairman of the Committee). Mr. Reins, Mr. Willis and Mr. Hoover are independent directors within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") Marketplace Rules. In fiscal 2002, the Audit Committee held two meetings.

The Compensation Committee. The Compensation Committee is responsible for providing a general review of the Company's compensation and benefit plans, ensuring that they meet corporate financial and strategic objectives. The responsibilities of the Compensation Committee also include administering the 1996 Equity Incentive Plan, the Annual Incentive Plan, and the 2002 Equity Incentive Plan (all of which are described below), including selecting the officers and salaried employees to whom awards will be granted and making such awards. The members of the Compensation Committee are Mr. Hoover and Mr. Reins. Neither Mr. Hoover nor Mr. Reins are employees of the Company.
In fiscal 2002, the Compensation Committee held two meetings.

Compensation of Directors. Each director who is not an employee of the Company is entitled to an annual cash retainer fee of $15,000 plus an honorarium of $1,000 and $500 for each board meeting and committee meeting, respectively, which he attends. Furthermore, directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors of the Company. In addition, in 1997 the Company adopted a non-employee director stock plan (the "Directors' Plan") which authorizes 100,000 shares of Common Stock for issuance pursuant to stock awards and restricted stock awards to non-employee directors. Under the Directors' Plan, each non-employee director who is first elected or appointed to the Board of Directors prior to age 65 will receive an initial grant of 1,500 shares of Common Stock and an annual grant of 1,500 shares of Common Stock, which vest immediately, in each subsequent year in which he or she serves on the board. Each non-employee director who is first appointed or elected to the Board of Directors after attaining age 65 will receive upon his or her initial appointment or election a one-time grant of 7,500 shares of restricted stock which will vest in five equal installments on the date of grant and each of the following four anniversaries thereof.

                        REPORT OF AUDIT COMMITTEE

December 20, 2002

To the Board of Directors

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended September 30, 2002.

We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.


/S/  William R. Hoover
----------------------------
Mr. William R. Hoover
Audit Committee Chairman



/S/  Ralph E. Reins
----------------------------
Mr. Ralph E. Reins
Audit Committee Member



/S/  Gary K. Willis
----------------------------
Mr. Gary K. Willis
Audit Committee Member

               OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth information as of January 1, 2003, with respect to beneficial ownership of the Company's Common Stock by each director, each of the executive officers named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. To the Company's knowledge, each of the directors and executive officers has sole voting and investment power with respect to the shares he owns.
                              Number of Shares of
                                 Common Stock
        Name                Beneficially Owned (1)     Percentage of Class
 --------------------     ------------------------    ---------------------
      Peter Wirth                   137,300                    *
      Gunther Braun                  86,000                    *
      Walter Volkmar                 93,500                    *
      Carl F. Baasel                 51,000                    *
      William R. Hoover              40,500                    *
      Ralph E. Reins                 15,500                    *
      Gary K. Willis                 14,000                    *
      All directors and
         Executive officers
         as a group (7 persons)     437,800                    2%
 ----------------------------
* Less than one (1) percent of class.

(1) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 1, 2003 through the exercise of stock options: Dr. Wirth, 134,000; Mr. Baasel, 4,000; Mr. Braun, 80,000; and Dr. Volkmar, 82,000.



                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares issued under equity compensation plans as of September 30, 2002:

                      Number of                                 Number of
                   Securities to be       Weighted Average      Securities
                      Issued Upon          Exercise Price        Remaining
                      Exercise of          Of Outstanding      Available For
                  Outstanding Options        Options          Future Issuance
                 --------------------    ----------------    ----------------
Equity Compensation
  Plans:

  Not approved by
  shareholders              ----                  ----              ----

  Approved by
  Shareholders           839,500              $11 1/37          1,227,000

                         PRINCIPAL STOCKHOLDERS

                          Beneficial Ownership

The following table sets forth information as to the only persons known to the Company to be the beneficial owner of more than five (5) percent of the Company's common stock:


    Name and address of      Amount and Nature
     Beneficial Owner     of Beneficial Ownership     Percentage of Class
   ---------------------  -----------------------     -------------------

          None                       --                       --



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hoover and Reins are the members of the Compensation Committee of the Board of Directors of the Company, neither of whom is an officer of the Company. There are no compensation committee interlocks involving executive officers of the Company.



                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee consists solely of non-management directors. The current members of the Compensation Committee are Messrs. Hoover and Reins.

Policies, Goals and Responsibilities

The Compensation Committee is responsible for oversight and administration of executive compensation. The philosophy of the Compensation Committee is to establish an executive compensation program that will allow the Company to achieve the following objectives:

      *     Attract, retain and motivate key executives of the Company.

      * Tie executive pay to shareholder value creation through the use of equity-based incentives.

      * Link pay to performance by making individual compensation directly dependent upon the achievement of certain predetermined performance goals.

The Company's executive compensation programs are designed to meet three fundamental objectives:

     (1) to set compensation at levels sufficient to attract and retain a diverse mix of experienced, highly competent executives;

     (2) to provide incentives to improve the Company's financial performance and performance against strategic and operational goals; and

     (3) to evaluate, reinforce and reward individual achievement of business objectives with pay that fluctuates with performance.

The salary and incentive compensation programs for the Company's executive officers were established based on advice from independent consultants by reference to a survey group of companies with sales of less than $500 million per year. The use of independent consultants has provided additional assurance that the Company's compensation programs are appropriately aligned with its objectives, and that, based upon survey data, executive compensation levels are appropriately aligned with the compensation levels of persons in similar positions at comparable companies, taking into account, in certain instances, differences between U.S. and German compensation practices.

Components of Compensation

Base Salaries. In fiscal year 2002 executive officers' base salaries have remained unchanged from their base salaries in fiscal year 2001, except for Mr. Molnar who received a 5.26% increase, and are enumerated in the summary compensation table below. The Compensation Committee reviews executive officer base salaries on an annual basis and determines those base salaries by an evaluation of factors which may include individual performance and comparisons with salaries paid at comparable companies in the Company's industry.

Annual Incentives. The Annual Incentive Plan was established in 1996 and provides that key employees, including executive officers, are eligible to participate at the discretion of the Compensation Committee. The maximum bonus each participant may receive under the Annual Incentive Plan is expressed as a percentage of base salary, with percentages varying among participants based upon their positions at the Company. Bonus opportunities with respect to fiscal year 2002 were based upon the degree to which the Company (or, with respect to middle management, the applicable business unit or division of the Company) achieved certain preset performance goals related to net sales, order entry, operating profits and after-tax profits. The Compensation Committee anticipates that, in the future, survey data and comparisons to peer companies will continue to be considered in determining performance criteria and bonus levels.

In fiscal year 2002, the Company did achieve the preset performance goals under the Annual Incentive Plan and the Company's executive officers were awarded the bonuses outlined in the summary compensation table below.

Long-Term Incentives. In 1996, the Company adopted the 1996 Equity Incentive Plan, and in 2002, the Company adopted the 2002 Equity Incentive Plan, which provide for grants of stock options, restricted stock and performance shares to officers and other key employees of the Company.

In fiscal year 2002, the Company granted 30,000 stock options to Peter Wirth; 30,000 stock options to Gunther Braun; 20,000 stock options to Walter Volkmar 15,000 stock options to Carl F. Baasel and 25,000 stock options to Louis Molnar, under the 2002 Equity Incentive Plan.

The Compensation Committee believes that stock options are an important part of incentive compensation because stock options only have value if the Company's stock price increases over time. Thus, the Compensation Committee anticipates that additional option grants will be made to the executive officers and other key employees of the Company from time to time to reflect their ongoing contributions to the Company, to provide additional incentives and to take into account practices at competitive companies.


Compensation of the Chairman of the Board and Chief Executive Officer

The Company and Dr. Wirth are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of Euro 217,299 (which equated to $199,705 in fiscal year 2002 based on a weighted average currency exchange rate of US $1.00 = Euro 1.0881) and the payment of an annual incentive bonus based upon the Company's attainment of
predetermined performance goals.   Dr. Wirth's salary in fiscal year 2002
remained unchanged from his salary in fiscal year 2001. The Compensation Committee determined Dr. Wirth's annual incentive bonus for fiscal year 2002 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2002, the Company did achieve the predetermined performance goal and, thus, Dr. Wirth received an annual incentive bonus, as outlined in the summary compensation table.

In fiscal year 2002, 30,000 stock options were granted to Dr. Wirth under the 2002 Equity Incentive Plan.


Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1,000,000 the tax deductible compensation paid for a particular year to the chief executive officer and to each of the four most highly compensated executive officers who are employed as executive officers on the last day of such year (the "Named Executive Officers"). The Compensation Committee intends to comply with Section 162(m) (and the regulations thereunder) to preserve the deductibility of performance based compensation paid to any Named Executive Officer. If compliance with Section 162(m) (and the regulations thereunder) conflicts with the compensation philosophy or is determined not to be in the best interests of shareholders, the Compensation Committee will abide by the compensation philosophy, regardless of the tax impact of such actions.


                                       COMPENSATION COMMITTEE

                                       William R. Hoover
                                       Ralph E. Reins

Executive Compensation

The following table presents certain summary information concerning compensation paid for services to the Company during fiscal years 2002, 2001 and 2000 to the Named Executive Officers of the Company.

                     SUMMARY COMPENSATION TABLE
                                                      Long-Term
                                                     Compensation
                                                     ------------
                                                      Securities    All Other
Name and	                        (1)         (2)       Underlying    Compens-
Principal Position    Year   Salary($)    	Bonus($)      	Options(#)  ation($)
------------------    ----   ----------  -----------  ----------   ---------
 Peter Wirth          2002	   $ 208,812  	   $ 92,563       30,000          --
   Chairman, Chief    2001	   $ 201,648  	   $ 38,570       30,000          --
   Executive Officer  2000	   $ 194,644     $ 93,893       50,000          --
   and President

 Gunther Braun        2002    $ 137,315    $ 54,207       30,000          --
   Executive Vice     2001    $ 130,286    $ 25,864       30,000          --
   President Finance  2000    $ 131,619    $ 54,986       20,000          --
   And Administration
   and Chief Financial
   Officer

 Walter Volkmar       2002    $ 123,055     $ 40,728       20,000         --
   General Manager,   2001    $ 118,825     $ 21,781       30,000         --
   RSL Marking        2000    $ 118,742     	$ 41,313       20,000         --
   Division

 Carl F. Baasel       2002    $ 101,659     $ 38,722       15,000         --
   Managing Director, 2001    $  98,548     $ 38,377       10,000         --
   Carl Baasel
   Lasertechnik Gmbh
   & Co. KG

 Louis Molnar         2002    $ 264,286    $ 62,634        25,000   5,102 (3)
   President, RSI     2001    $ 199,328    $ 57,000        15,000   4,275

-------------------
 (1) Amounts paid in Euro have been converted into U.S. dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended September 30, 2000: US$1.00: Euro 1.0415; for fiscal year ended September 30, 2001: US$1.00: Euro 1.1268; and for fiscal year ended September 30, 2002: US$1.00: Euro 1.0881).

 (2) Bonuses are reflected on the accrual method of accounting, consistent with the presentation in audited financial statements. Fiscal year 2002 bonuses were paid in November 2002, except for Mr. Molnar's, which was paid in December 2002.

 (3) $5,102 of matching contributions were made by RSI on behalf of Mr. Molnar in accordance with the Rofin-Sinar, Inc. 401(k) Plan.

The following table presents information concerning grants of stock options during fiscal years 2002 to each of the Named Executive Officers.


        INDIVIDUAL OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2002

                                                                Potential
            Number of  % of Total                          Realizable Value at
            Securities   Options                          Assumed Annual Rates
            Underlying  Granted to                           of Stock Price
             Options    Employees    Exercise                Appreciation for
            Granted(#)  in Fiscal   Price($/Sh)  Expiration    Option Term(3)
Name          (1)         Year         (2)           Date     5%($)    10%($)
----------  ---------- ---------- ------------  ----------  -------- --------
Peter
  Wirth       30,000     10.99%     $  8.75       3/21/12  $165,085  $418,357
Gunther
  Braun       30,000     10.99%     $  8.75       3/21/12  $165,085  $418,357
Walter
  Volkmar     20,000      7.33%     $  8.75       3/21/12  $110,057  $278,905
Carl F.
  Baasel      15,000      5.49%     $  8.75       3/21/12  $ 82,542  $209,179
Louis
  Molnar      25,000      9.16%     $  8.75       3/21/12  $137,571  $348,631

------------

(1) All option grants to the Named Executive Officers were made pursuant to the 2002 Equity Incentive Plan and have a ten-year term.

(2) All options were granted to the Named Executive Officers at an exercise price equal to the fair market value of the underlying stock on the date of grant. All options will vest and become exercisable in equal installments on each of the first five anniversaries of the date of grant. Pursuant to the terms of the awards, all options will, subject to the discretion of the Compensation Committee, become fully exercisable upon the occurrence of a change in control as defined in the 2002 Equity Incentive Plan.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the Company's stock price in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of Common Stock and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not necessarily be achieved.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                   AND FISCAL YEAR 2002 YEAR-END OPTION VALUES
                                                                  Value of
                                             Number of           Unexercised
                                            Unexercised          In-The-Money
                                             Options at           Options at
                   Shares                    FY-End (#)           FY-End ($)
                Acquired on    Value       Exercisable/        Exercisable /
 Name           Exercise (#) Realized ($)  	Unexercisable    Unexercisable(1)
--------------   ----------- ----------  ----------------   -----------------
 Peter Wirth           --         --      118,000/84	,000	         $0/$0
 Gunther Braun         --         --       70,000/66,000         $0/$0
 Walter Volkmar        --         --       70,000/60,000     	    $0/$0
 Carl F. Baasel        --         --        2,000/23,000         $0/$0
 Louis Molnar          --         --       15,000/55,000         $0/$0

-------------
(1) Based on the closing price of Common Stock, as reported on the NASDAQ National Market, at September 30, 2002, which was $6.30 per share.

Pension Plans

RSL Pension Plan

Messrs. Wirth, Braun and Volkmar participate in the Rofin-Sinar Laser GmbH Pension Plan (the "RSL Pension Plan") for RSL executives, an unfunded plan in accordance with the typical practices of German companies. The RSL Pension Plan provides pensions to participants who (i) retire on or after age 60 or terminate employment due to a permanent disability and (ii) have served at least ten years with RSL at the time of separation.

The annual benefits payable under the RSL Pension Plan, which commence at the statutory retirement age of 65 (according to German law), are based upon the age at which the participant leaves RSL. Book reserves are kept to record benefits accruals under the RSL Pension Plan. Messrs. Wirth, Braun and Volkmar joined or were deemed to have joined (as applicable), the RSL Pension Plan on July 1, 1979, November 1, 1984 and March 1, 1985, respectively. Assuming retirement at or after age 60, Messrs. Wirth, Braun and Volkmar would receive a monthly pension benefit of $2,384, $1,611 and $1,253, respectively (at the Euro/U.S. dollar exchange rate in effect on December 31, 2002).

Rofin-Sinar Inc. Pension Plan

In 1996 RSI adopted a defined benefit plan for its employees known as the Rofin-Sinar Inc. Pension Plan (the "RSI Plan"). Under the RSI Plan, employees receive annual pension benefits equal to the product of (i) the sum of 1.125% of the first $12,000 of average final compensation and 1.5% of "average final compensation" in excess of that amount, and (ii) the number of years of service in which the employee was employed by a participating employer. Average final compensation is based upon the period of four consecutive plan years out of the last ten full plan years preceding the employee's retirement which produces the highest amount.

No Named Executive Officers are currently participating in the RSI Plan.

Employment Agreements and Termination of Employment Arrangements

Employment Agreements with Named Executive Officers

In September 1996 the Company and RSL entered into employment agreements with Messrs. Wirth and Braun (collectively, the "Employment Agreements"), under which the executives have retained the job titles specified in their prior employment agreements, and are entitled to a base compensation, adjusted by the Compensation Committee, of not less than Euro 217,299 and Euro 143,162, respectively ($199,705 and $131,570, respectively, at the weighted average exchange rate for fiscal year 2002 of Euro 1.0881 per $1.00) plus an annual incentive bonus based upon the Company's attainment of predetermined performance goals. Each Employment Agreement has an indefinite term, subject to earlier termination by either the Company and RSL or the executive upon two years' prior written notice. In accordance with the Employment Agreements, each executive has agreed (i) not to disclose or exploit any of the Company's Confidential Information (as defined therein), (ii) to assign to the Company all inventions or improvements made by the executive in the course of his employment with the Company, and (iii) not to compete with the Company for a six month period after the completion of his term of employment with the Company. During the six-month non-competition period, the executive is generally entitled under German law to receive half of his monthly salary.


Stock Performance Graph

The following graph presents the one-year total return for Rofin-Sinar Technologies Inc. Common Stock compared with the NASDAQ Stock Market Index and the S&P Technology Sector Index. Rofin-Sinar selected these comparative groups due to industry similarities and the fact that they contain several direct competitors.

The graph assumes that the value of the investment in Rofin-Sinar
Technologies Inc. Common Stock, the NASDAQ Stock Market Index, and the S&P Technology Sector Index each was $100 on September 30, 1997 and that all dividends were reinvested. The S&P Technology Sector Index is weighted by market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 Quarter        Rofin-Sinar            NASDAQ Stock       S&P Technology
   End       Technologies Inc.         Market Index        Sector Index
 -------     ----------------          ------------       --------------
 9/30/97           100                      100                 100
 9/30/98            56                      102                 114
 9/30/99            38                      166                 204
 9/30/00            60                      220                 246
 9/30/01            45                       90                  90
 9/30/02            38                       71                  62

                                  PROPOSAL TWO:
                        INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends the appointment of KPMG LLP, independent auditors for the Company since fiscal year 1994, to serve in the same capacity for the fiscal year ending September 30, 2003, resolution will be submitted to stockholders at the Annual Meeting to ratify their appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify appointment. Unless otherwise instructed, the proxy holder will vote the proxies received FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company for fiscal 2003.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. If the resolution ratifying the appointment of KPMG LLP as independent auditors is approved by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors at any time during the year if the Board of Directors believes that change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP will not be present at the meeting; however, the Company's independent auditors will be available via telephone conferencing to respond to appropriate questions.


AUDIT FEES

For the fiscal year ended September 30, 2002, the Company was billed aggregate fees of U.S. $373,020 for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Form 10-Q quarterly reports for that fiscal year.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the fiscal year ended September 30, 2002, the Company did not pay any fees for the professional services described in Paragraph (c)(4)(ii)(B) (information technology services) of Rule 2-01 of Regulation S-X rendered by KPMG LLP.


ALL OTHER FEES

For the fiscal year ended September 30, 2002, the Company was billed aggregate fees of U.S.$122,054 for all other non-audit services rendered by KMPG.

Recommendation of the Board of Directors Concerning the Election of Independent Public Accountants

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent auditor for the current fiscal year.

                          EXPENSES OF SOLICITATION

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. The Company expects to retain assistance in proxy solicitation, the expenses for which are not expected to exceed $50,000. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

The Bank of New York, the Company's transfer agent and registrar, will receive and tabulate proxies.

STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company on or before Friday, September 26, 2003, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

OTHER INFORMATION

The Company knows of no other matters which will be presented for consideration at the Annual Meeting. If any other matters or proposals properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Stockholders for the fiscal year ended September 30, 2002, which includes financial statements, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

Any stockholder who desires a copy of the Company's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.
                                      By Order of the Board of Directors

                                      /S/ Peter Wirth
                                      ---------------------------
                                      Peter Wirth
                                      Chairman of the Board,
                                      President and
                                      Chief Executive Officer
Plymouth, Michigan
January 28, 2003

                     ROFIN-SINAR TECHNOLOGIES INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Wirth and Cindy Denis as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Rofin-Sinar Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting to be held on March 20, 2003 or any adjournment thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted FOR proposals 1, 2 and 3.


1.  Election of Directors:
    For Election to Term Expiring in 2006:  Gunther Braun and Ralph E. Reins

    / / For         / / Withheld        / / Exceptions *


    * Exceptions
                 -----------------------

    To vote your shares for all Director nominees, mark the "For" box on item 1.  To withhold voting for all nominees, mark the "Withheld" box.
    If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.


2. Proposal to ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 2003.

    / / For         / / Against         / / Abstain


3. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.